Exhibit 99.1

Contact:	Mark A. Kopser Senior Vice President and Chief Financial Officer or Richard J. Sirchio Treasurer and Vice President/Investor Relations (972) 713-3500
UNITED SURGICAL PARTNERS INTERNATIONAL
NAMES NANCY L. WEAVER TO BOARD OF DIRECTORS
Dallas, Texas (October 11, 2006) — United Surgical Partners International, Inc. (Nasdaq/NM:USPI) today announced that Nancy L. Weaver has been appointed as a member of the Company’s Board of Directors.
     Until August 2006, Ms. Weaver served as a healthcare equity analyst for Stephens, Inc., a position she held for 16 years. Since leaving Stephens, Ms. Weaver founded Highlander Partners Health Fund, an investment firm focusing on the healthcare industry, where she serves as Chief Executive Officer.
     Commenting on the appointment, Donald E. Steen, chairman of United Surgical Partners International, said, “I have known Nancy for many years and have been extremely impressed with her knowledge of the healthcare industry in general, and our Company specifically. We are very fortunate to have someone with Ms. Weaver’s unique combination of Wall Street and healthcare experience join our Board.”
     United Surgical Partners International, headquartered in Dallas, Texas, currently has ownership interests in or operates 137 surgical facilities. Of the Company’s 134 domestic facilities, 75 are jointly owned with not-for-profit healthcare systems. The Company also operates three facilities in London, England.
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